EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated February 29, 2008 (May 23, 2008 as to Note 12), relating to the financial statements and financial statement schedule of Valassis Communications, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for share-based payments to conform to Financial Accounting Standards Board (FASB) Statement No. 123R, Share-Based Payment, and the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes), and (ii) our report dated February 29, 2008, relating to the effectiveness of the Company’s internal control over financial reporting, appearing in Exhibit 99.1 of the Current Report on Form 8-K of Valassis Communications, Inc. dated May 23, 2008.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

June 30, 2008